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                         AMENDED AND RESTATED BYLAWS OF

                               DAVIS SERIES, INC.
                        DAVIS NEW YORK VENTURE FUND, INC.
               DAVIS INTERMEDIATE INVESTMENT GRADE BOND FUND, INC.
                      DAVIS TAX-FREE HIGH INCOME FUND, INC.

                          (REVISED SEPTEMBER 20, 2005)

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                         AMENDED AND RESTATED BYLAWS OF

                               DAVIS SERIES, INC.
                        DAVIS NEW YORK VENTURE FUND, INC.
               DAVIS INTERMEDIATE INVESTMENT GRADE BOND FUND, INC.
                      DAVIS TAX-FREE HIGH INCOME FUND, INC.

                            (REVISED OCTOBER 6, 1998)

                                    ARTICLE I
                                  STOCKHOLDERS

     SECTION 1. Place of Meeting. All meetings of the stockholders shall be held at the principal office of the Corporation in the State of Maryland or at such other place within or without the State of Maryland as may from time to time be designated by the Board of Directors and stated in the notice of meeting.

     SECTION 2. Annual Meetings. Annual meetings shall not be required to be held in any year unless the election of Directors is required to be acted upon under the Investment Company Act of 1940 (hereinafter, the " 1940 Act"). An annual meeting shall be held in accordance with the 1940 Act in the event that less than a majority of the Directors then in office were elected by the vote of stockholders. Any annual meeting may be called (i) by the Board of Directors, or
(ii) if required by the 1940 Act, by the President solely for the purposes of electing Directors and considering the ratification of the independent public accountant selected by the Board of Directors to audit the financial statements of the Corporation. Annual meetings called by the President may consider other business which is proposed by the President and properly brought before such meetings; provided, however, that specific matters other than election of
Directors and ratification of selection of accountants may be placed on the agenda of the meeting solely with the approval of a majority of the entire Board of Directors.

     SECTION 3. Special Meetings. Special meetings of stockholders may be called by the President or the Board of Directors, and shall be called upon the written request of stockholders holding at least twenty-five percent (25%) of the votes entitled to be cast at the meeting. A request

by stockholders for a meeting shall state the purpose of the meeting and the matters proposed to be acted upon. Unless requested by stockholders entitled to cast a majority of all the votes entitled to be cast at the meeting, a special meeting need not be called to consider any matter which is substantially the same as a matter voted on at any special meeting of the stockholders held during the preceding 12 months. Upon receipt of such written request, the secretary shall inform the stockholders who make the request of the reasonably estimated cost of preparing and mailing a notice of the meeting, and on payment of these costs to the corporation, shall notify each stockholder entitled to notice of the meeting.

     SECTION 4. Notice of Meetings of Stockholders. Not less than ten days' and not more than ninety days' written or printed notice of every meeting of stockholders, stating the time and place thereof (and the general nature of the business proposed to be transacted at any special meeting), shall be given to each stockholder entitled to vote thereat and each other stockholder entitled to notice of the meeting by leaving the same with him or at his residence or usual place of business or by mailing it, postage prepaid, and addressed to him or at his address as it appears upon the books of the Corporation.

     No notice of the time, place or purpose of any meeting of stockholders need be given to any stockholder who attends in person or by proxy or to any stockholder who, in writing executed and filed with records of the meeting, either before or after the holding thereof, waives such notice.

     SECTION 5. Closing of Transfer Books and Record Dates. The Board of
Directors may fix the time, not exceeding twenty days preceding the date of any meeting of stockholders, any vote at a meeting, any dividend payment date or any date for the allotment of rights, during which the books of the Corporation shall be closed against transfers of stock. If such books are closed for the purpose of determining stockholders entitled to notice of or to vote at a meeting of stockholders, such books shall be closed for at least ten days immediately preceding such meeting. In lieu of providing for the closing of the books against transfers of stock as aforesaid, the Board of Directors may fix, in advance, a date, not exceeding ninety days and not less than ten days preceding the date of any meeting of stockholders, and not exceeding ninety days preceding any dividend payment date or any

date for the allotment of rights, as a record date for the determination of the stockholders entitled to notice of or to vote at such meeting, or entitled to receive such dividends or rights, as the case may be; and only stockholders of record on such date shall be entitled to notice of and to vote at such meeting or to receive such dividends or rights, as the case may be.

     SECTION 6. Quorum and Adjournment of Meetings. The presence in person or by proxy of the holders of record of a majority of all of the votes entitled to be cast thereat shall constitute a quorum at all meetings of the stockholders. If at any meeting of the stockholders there shall be less than a quorum present, the stockholders present at such meeting may, without further notice, adjourn the same from time to time until a quorum shall attend, but no business shall be transacted at any such adjourned meeting except such as might have been lawfully transacted had the meeting not been adjourned.

     SECTION 7. Voting and Inspectors. At all meetings of stockholders every stockholder of record entitled to vote shall be entitled to one vote for each dollar of net asset value per share standing in his or her name on the books of the Corporation irrespective of the Series or Class thereof, (and such stockholders of record holding fractional shares, if any, shall have proportionate voting rights.)

     All elections shall be had and all questions decided by a majority of the votes cast at a duly constituted meeting, except as otherwise provided in the
Articles of Incorporation or in these Bylaws or by specific statutory provision, including requirements for approval of any matters by the provisions of the 1940
Act.

     At any election of Directors, the Board of Directors prior thereto may, or if they have not so acted, the Chairman of the meeting may, and upon the request of the holders of ten percent (10%) of the votes entitled to be cast at such election shall, appoint at least one inspector of election who shall first subscribe an oath or affirmation to execute faithfully the duties of inspector at such election with strict impartiality and according to the best of his or her ability, and shall after the election make a

certificate of the result of the vote taken. No candidate for the office of
Director shall be appointed such Inspector.

     The Chairman of the meeting may cause a vote by ballot to be taken upon any election or matter, and such vote shall be taken upon the request of the holders of ten percent (10%) of the votes entitled to be cast at such election or on such matter.

     SECTION 8. Conduct of Stockholders' Meetings. The meetings of the stockholders shall be presided over by the President or, if the President shall not be present, by a Vice President or, if neither the President nor any Vice
President is present, by a chairman to be elected at the meeting. The Secretary of the Corporation, if present, shall act as Secretary of such meeting or, if the Secretary is not present, an Assistant Secretary shall so act; if neither the Secretary nor an Assistant Secretary is present, then the meeting shall elect its Secretary.

     SECTION 9. Concerning Validity of Proxies, Ballots, Etc. At every meeting of the stockholders, all proxies shall be received and taken in charge of and all ballots shall be received and canvassed by the secretary of the meeting, who shall decide all questions touching the qualification of voters, the validity of the proxies, and the acceptance or rejection of votes, unless inspectors of election shall have been appointed as provided in Section 7, in which event such inspectors of election shall decide all such questions.

     SECTION 10. Consents. Whenever stockholders are required or permitted to take any action by vote, such action may be taken without a meeting if the following are filed with the records of stockholders meetings: (a) a unanimous written consent which sets forth the action and is signed by each stockholder entitled to vote on the matter, and (b) a written waiver of any right to dissent signed by each stockholder entitled to notice of the meeting but not entitled to vote at it.

                                   ARTICLE II
                               BOARD OF DIRECTORS

     SECTION 1. Number, Vacancies and Tenure. The Directors may, at any time when the stockholders are not assembled in meeting, establish, increase or decrease the number of seats on the Board of Directors by majority vote of the entire Board of Directors; provided, that after the first annual meeting the number of Directors shall never be less than three (3) nor more than fifteen
(15). The number of Directors may not be decreased so as to affect the term of any incumbent Director. Except as hereinafter provided, (i) if the number of
Directors is increased, the additional Directors to fill the vacancies thus created may be elected by majority vote of the entire Board of Directors, and
(ii) any vacancy occurring for any other cause may be filled by a majority of the remaining Directors, even if such majority is less than a quorum. No vacancy may be filled for any cause whatsoever unless, immediately after the filling of such vacancy, at least two-thirds of the entire Board of Directors shall have been elected by the stockholders of the Corporation. A Director shall hold office until his successor is elected and qualified, or until such Director's earlier death, resignation, retirement or removal; provided, however, that if a
Director was not elected to office by a vote of stockholders, the term of such
Director shall, in any event, end as of the date of the next annual meeting of stockholders which is required to be held pursuant to Article I, Section 1 of these Bylaws following such Director's election to office. Such a Director may be a candidate for election to office at such annual meeting and, if elected at such meeting, shall serve for the indefinite term specified above.

     SECTION 2. Mandatory Retirement of Directors. Subject to exceptions and exemptions which may be granted by the Independent Directors, effective January
1, 2006, Directors must retire at the close of business on the last day of the calendar year in which the Director attains age seventy-four (74).

     SECTION 3. Removal. At any meeting of stockholders, duly called and at which a quorum is present, the stockholders may, by the affirmative vote of the holders of a majority of the votes entitled to be cast thereon, remove any director or directors from office and may elect a successor or successors to fill any resulting vacancies for the unexpired terms of removed directors.

     SECTION 4. Place of Meeting. The Directors may hold their meetings, have one or more offices, and keep the books of the Corporation outside the State of
Maryland, at any office or offices

of the Corporation or at any other place as they may from time to time by resolution determine, or in the case of meetings, as they may from time to time by resolution determine or as shall be specified or fixed in the respective notices or waivers of notice thereof.

     SECTION 5. Regular Meetings. Regular meetings of the Board of Directors shall be held at such time and on such notice, if any, as the Directors may from time to time determine.

     SECTION 6. Special Meetings. Special meetings of the Board of Directors may be held from time to time upon call of the President or two or more of the
Directors, by oral or telegraphic or written notice (including written notice transmitted electronically) duly served on or sent or mailed to each Director not less than one day before such meeting. No notice need be given to any
Director who attends in person or to any Director who, in writing executed and filed with the records of the meeting either before or after the holding thereof, waives such notice. Such notice or waiver of notice need not state the purpose or purposes of such meeting.

     SECTION 7. Quorum. One-third of the Directors then in office shall constitute a quorum for the transaction of business, provided that a quorum shall in no case be less than two Directors. If at any meeting of the Board there shall be less than a quorum present, a majority of those present may adjourn the meeting from time to time until a quorum shall have been obtained.
The act of the majority of the Directors present at any meeting at which there is a quorum shall be the act of the Directors, except as may be otherwise specifically provided by statute, by the Articles of Incorporation or by these
Bylaws.

     SECTION 8. Executive Committee. The Board of Directors may, by the
affirmative vote of a majority of the entire Board, elect from the Directors an
Executive Committee to consist of such number of Directors, but not less than two, as the Board may from time to time determine. The Board of Directors by such affirmative vote shall have power at any time to change the members of such
Committee and may fill vacancies in the Committee by election from the
Directors. When the Board of Directors is not in session, the Executive
Committee shall have and may exercise any or all of the powers of the Board of
Directors in the management of the business and affairs of the

Corporation (including the power to authorize the seal of the Corporation to be affixed to all papers which may require it) except as provided by law and except the power to increase or decrease the size of, or fill vacancies on, the Board, to remove or appoint executive officers or to dissolve or change the permanent membership of the Executive Committee, and the power to make or amend the Bylaws of the Corporation. The Executive Committee may fix its own rules of procedure, and may meet, when and as provided by such rules or by resolution of the Board of Directors, but in every case the presence of a majority shall be necessary to constitute a quorum. In the absence of any member of the Executive Committee, the members thereof present at any meeting, whether or not they constitute a quorum, may appoint a member of the Board of Directors to act in the place of such absent member.

     SECTION 9. Other Committees. The Board of Directors, by the affirmative vote of a majority of the entire Board, may appoint other committees which shall in each case consist of such number of members, and shall have and may exercise such powers as the Board may determine in the resolution appointing them. A majority of all members of any such committee may determine its action, and fix the time and place of its meetings, unless the Board of Directors shall otherwise provide. The Board of Directors shall have power at any time to change the members and powers of any such committee, to fill vacancies, and to discharge any such committee.

     SECTION 10. Informal Action by Directors and Committees. Any action required or permitted to be taken at any meeting of the Board of Directors or any committee thereof may be taken without a meeting, if a written consent to such action is signed by all members of the Board, or of such committee, as the case may be, and if such consent is filed with the minutes of proceedings of the
Board, or of such committee, as the case may be.

     SECTION 11. Compensation of Directors. Directors shall be entitled to receive such compensation from the Corporation for their services as may from time to time be voted by the Board of Directors.

                                   ARTICLE III

                                    OFFICERS

     SECTION 1. Executive Officers. The executive officers of the Corporation shall be chosen by the Board of Directors. These shall include a President, one or more Vice Presidents (the number thereof to be determined by the Board of
Directors), a Secretary and a Treasurer. The Board of Directors or the Executive
Committee may also in its discretion appoint a Chairman of the Board of
Directors, Assistant Secretaries, Assistant Treasurers, and other officers, agents and employees, who shall have such authority and perform such duties as the Board or the Executive Committee may determine. The Board of Directors may fill any vacancy which may occur in any office. Two or more offices, except those of President and Vice President, may be held by the same person, but no officer shall execute, acknowledge or verify any instrument in more than one capacity, if such instrument is required to be executed, acknowledged or verified by two or more officers.

     SECTION 2. Term of Office. Unless a longer, shorter or indefinite term of office is provided by the Board of Directors for any officer or all officers, the term of office of all officers shall be one year and until their respective successors are chosen and qualify. Any officer may be removed from office at any time with or without cause by the vote of a majority of the entire Board of
Directors, if the Board of Directors in its judgment finds that the best interests of the Corporation are served thereby.

     SECTION 3. Powers and Duties. The officers of the Corporation shall have such powers and duties as generally pertain to their respective offices, as well as such powers and duties as may from time to time be conferred by the Board of
Directors or the Executive Committee.

                                   ARTICLE IV
                                  CAPITAL STOCK

     SECTION 1. Certificate of Shares. A stockholder of Class A Shares of any series shall, upon request, be entitled to a certificate for full shares of stock in such form not inconsistent with law as the Board of Directors shall determine. No certificate will be issued to evidence ownership of any other class of shares.

     SECTION 2. Transfer of Shares. Shares of the Corporation shall be transferable on the books of the Corporation by the holder thereof in person or by the holder's duly authorized attorney-in-fact or legal representative upon presentation of proper instruments of assignment and transfer, with such proof of the authenticity of the signature and the capacity of the signator as the
Corporation or its transfer agent may reasonably require. If certificates have been issued evidencing the ownership of the Shares to be transferred, such certificates must be surrendered and canceled before the transfer may be effected.

     SECTION 3. Stock Ledgers. The stock ledgers of the Corporation, containing the names and addresses of the stockholders and the number of shares held by them respectively, shall be kept at the principal offices of the Corporation or, if the Corporation employs a transfer agent, at the offices of the Transfer
Agent of the Corporation.

     SECTION 4. Lost, Stolen or Destroyed Certificates. The Corporation may
determine the conditions upon which a new certificate of stock of the
Corporation of any class may be issued in place of a certificate which is alleged to have been lost, stolen or destroyed; and may require the owner of such certificate or his legal representative to give bond, with sufficient surety to the Corporation and each Transfer Agent, if any, to indemnify it and each Transfer Agent against any and all loss or claims which may arise by reason of the issue of a new certificate in the place of the one so lost, stolen or destroyed.

                                    ARTICLE V
                                   FISCAL YEAR

     The fiscal year of the Corporation shall be fixed by the Board of
Directors.

                                   ARTICLE VI
                                 INDEMNIFICATION

     Each Director and officer (and his heirs, executors and administrators)
shall be indemnified by the Corporation to the extent set forth in the Articles of Incorporation.

                                   ARTICLE VII
                               AMENDMENT OF BYLAWS

     The Bylaws of the Corporation may be altered, amended, added to or repealed by majority vote of the entire Board of Directors.